Exhibit 10.10

CENTRAL VIRGINIA BANKSHARES, INC.

STOCK AWARD AGREEMENT

THIS AGREEMENT dated as of the ____ day of ___________ 20__, but effective as of ___________ ___, 20__, between CENTRAL VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Corporation”), and ________________ (“Participant”), is made pursuant and subject to the provisions of the Corporation’s 2006 Stock Incentive Plan, as amended (the “Plan”).  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

WHEREAS, the Corporation has determined that it is in the best interest of the Corporation to provide an incentive to Participant to acquire a proprietary interest in the Corporation and, as a stockholder, to share in its success, thus creating an added incentive for each Participant to counsel and consult effectively for the Corporation and in the Corporation’s interest;

WHEREAS, the Corporation maintains the Plan;

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Stock Award Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.           Award of Stock.  Pursuant to the Plan, the Corporation, on [award date] (the “Award Date”), granted Participant [number of shares] shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.           Restrictions.  Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.           Vesting.  Participant’s interest in the shares of Restricted Stock shall be transferable and nonforfeitable (“Vested”) as follows: one-third of the shares on the first anniversary of the Award Date, another one-third of the shares of Restricted Stock on the second  anniversary of the Award Date and the remaining shares of Restricted Stock on the third anniversary of the Award Date.  Any shares that have not been previously become Vested or forfeited, shall become Vested as of (i) the date of a Change in Control or (ii) the date the Participant dies or becomes totally and permanently disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) while employed by the Corporation.

4.           Forfeiture.  All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment with the Corporation or an Affiliate terminates prior to the date such shares have become Vested pursuant to paragraph 3.

5.           Custody of Certificates.  Custody of stock certificates evidencing the Restricted Stock shall be retained by the Corporation so long as the Restricted Stock is not Vested.  The Corporation reserves the right to place a legend on each certificate restricting the transferability of shares evidenced by the certificate.  The Corporation shall deliver to Participant the stock certificates evidencing the Common Stock as soon as practicable after the Restricted Stock becomes Vested.

6.           Stock Power.  Participant shall deliver to the Corporation a stock power, endorsed in blank, with respect to the Restricted Stock. The Corporation shall use the stock power to cancel any shares of Restricted Stock that do not become Vested.  The Corporation shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

7.           Shareholder Rights.  Participant will have all the rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to receive dividends on and to vote the Restricted Stock; provided, however, that (i) the Corporation shall retain custody of the certificates evidencing shares of Restricted Stock as provided in Section 5, and (ii) Participant will deliver a stock power in accordance with Section 6.

8.           Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

9.           No Right to Continued Employment.  This Agreement does not confer upon Participant any right with respect to continued employment by the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate Participant’s employment at any time.

10.           Taxes.  The Corporation shall have the right to retain and withhold from any award of the Restricted Stock, the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award.  The Corporation may retain and withhold a number of shares of vested Restricted Stock, having a Fair Market Value as of the date the shares become Vested not less than the amount of such taxes, and cancel in whole or in part any such shares so withheld, in order to satisfy the Corporation’s withholding obligations.

11.           Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this award shall be adjusted as the Committee determines is equitably required in the event the Corporation effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern.  All reference herein to the Plan shall mean the Plan as in effect on the Award Date.

13.           Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

CENTRAL VIRGINIA BANKSHARES, INC.

By:

(Printed Name)

PARTICIPANT

(Printed Name)